EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this amendment number 1 to the Registration Statement of Bank United Corp. on Form S-4 of our report dated October 21, 1998, appearing in the Annual Report on Form 10-K of Bank United Corp. for the year ended September 30, 1998.

      We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Houston, Texas
July 2, 1999